     As filed with the Securities and Exchange Commission on August 21, 1998
                              Registration No. 333-

                       ----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           PHYSICIANS' SPECIALTY CORP.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   58-2251438
                      (I.R.S. employer identification no.)

            1150 LAKE HEARN DRIVE, SUITE 640, ATLANTA, GEORGIA 30342
               (Address of principal executive offices)         (Zip code)

               PHYSICIANS' SPECIALTY CORP. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              RAMIE A. TRITT, M.D.
                        1150 LAKE HEARN DRIVE, SUITE 640
                             ATLANTA, GEORGIA 30342
                     (Name and address of agent for service)

                                 (404) 256-7535
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Jill Cohen, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017

                         CALCULATION OF REGISTRATION FEE

================================================================================
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                                                             Proposed        Proposed
                                                             Maximum         Maximum
                                                             Offering        Aggregate       Amount of
Title of each Class of                    Amount to          Price Per       Offering        Registration
Securities to be Registered           be Registered(1)       Share(2)        Price           Fee
---------------------------           ----------------       ---------       ----------      ------------
Common Stock,
  $.001 par value                          550,000            $5.875         $3,231,250         $953.22
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----------------------------------
(1)      Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of
         Common Stock pursuant to the anti-dilution provisions of the 1996 Stock
         Option Plan .
(2)      Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on August 18, 1998 as reported on Nasdaq.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The Registration Statement on Form S-8 (File No. 333-41609), filed by Physicians' Specialty Corp. (the "Registrant") on December 5, 1997, and the documents listed below are hereby incorporated by reference into this Registration Statement. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

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
                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b)(1) The Registrant's definitive Proxy Statement, dated April 30, 1998, as filed with the Commission in connection with the Registrant's Annual Meeting of Stockholders held on June 3, 1998;

                  (b)(2) The Registrant's report on Form 8-K as filed with the Commission on March 24, 1998;

                  (b)(3) The Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 1998;

                  (b)(4) The Registrant's report on Form 8-K as filed with the Commission on June 8, 1998;

                  (b)(5) The Registrant's report on Form 8-K/A as filed with the Commission on August 4, 1998;

                  (b)(6) The Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1998; and

                  (c) The Registrant's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on March 20, 1997, including any amendment or supplement thereto.
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Item 8.           Exhibits

                      5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

                     10.13(a) Physicians' Specialty Corp. 1996 Stock Option Plan, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1998)

                      23.1        Consent of Arthur Andersen LLP

                      23.2 Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5)

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                                       -3-

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 21st day of August 1998.

                                     PHYSICIANS' SPECIALTY CORP.

                                     By:   /s/ Ramie A. Tritt
                                        ----------------------------------------
                                           Ramie A. Tritt, M.D.
                                           Chairman of the Board and President



                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
 /s/ Ramie A. Tritt                         Chairman of the Board                       August 21, 1998
--------------------------------------      and President
Ramie A. Tritt, M.D.                        (principal executive officer)


 /s/ Robert A. DiProva                      Executive Vice President and                August 21, 1998
--------------------------------------      Chief Financial Officer
Robert A. DiProva                           (principal financial and
                                            accounting officer)


 /s/ Richard D. Ballard                     Chief Executive Officer                     August 21, 1998
--------------------------------------      and Director
Richard D. Ballard



 /s/ Gerald R. Benjamin                     Vice Chairman of the                        August 21, 1998
--------------------------------------      Board and Secretary
Gerald R. Benjamin



 /s/ Edward R. Casas                        Director                                    August 21, 1998
--------------------------------------
Edward R. Casas, M.D.

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

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
 /s/ Sidney Kirschner                       Director                                    August 21, 1998
---------------------------------------
 Sidney Kirschner


 /s/ Steven L. Posar                        Director                                    August 21, 1998
----------------------------------------
Steven L. Posar, M.D.


 /s/ Steven H. Sacks                        Director                                    August 21, 1998
-----------------------------------------
Steven H. Sacks, M.D.

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                                       -5-

                                INDEX TO EXHIBITS
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Exhibit
  No.                             Description
-------                           ------------
5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

10.13(a)              Physicians' Specialty Corp. 1996 Stock Option Plan, as amended
                      (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1998)

23.1                  Consent of Arthur Andersen LLP

23.2                  Consent of Bachner, Tally, Polevoy & Misher LLP
                      (contained in Exhibit 5)

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